                              CONSENT OF COUNSEL


                             Warburg, Pincus Trust


    We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-58125; Investment Company Act File No. 811-07261) of Warburg, Pincus Trust (the "Trust") under the caption "Independent Accountants and Counsel" and to the Trust's filing a copy of this Consent as an exhibit to the Amendment.





                                 /s/ Willkie Farr & Gallagher
                                 Willkie Farr & Gallagher




New York, New York
February 27, 1996